Exhibit 99.1

Mallinckrodt plc Reports Fourth Quarter and Fiscal Year 2024 Financial Results and Provides 2025 Guidance

Achieved High End of Full-Year Net Sales Guidance Range and Midpoint of Adjusted EBITDA Guidance Range

Grew Full-Year Net Sales by 6.1% to $2.0 Billion, with 14.2% Growth in Acthar® Gel (repository corticotropin injection) and 15.4% Growth in Specialty Generics; Reduced Total Debt by 47% and Net Debt by Approximately 64%

Acthar Gel Returned to Growth with Successful Launch of SelfJect™ Device; Uptake of INOmax® EVOLVE™ DS Delivery System Accelerated in Second Half of the Year

Expects 2025 Net Sales of $1.7 Billion to $1.8 Billion and Adjusted EBITDA of $480 Million to $520 Million

DUBLIN, March 13, 2025 – Mallinckrodt plc (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today reported its financial results for the fourth quarter and fiscal year ended December 27, 2024.1

“Our strong performance in 2024 reflects the disciplined execution of our strategy to position Mallinckrodt for long-term success,” said Siggi Olafsson, President and Chief Executive Officer. “In Specialty Brands, Acthar Gel returned to growth, marking a key milestone for the brand, with four consecutive quarters of rising net sales. This was driven by prescriber enthusiasm, patient demand and the launch of SelfJect for Acthar Gel, which has exceeded our expectations. We are continuing the commercial rollout of our INOmax EVOLVE DS delivery system to U.S. hospitals nationwide and are pleased with the positive feedback to date. Additionally, we meaningfully grew Terlivaz® (terlipressin) for injection in 2024 and continue to engage with providers about the benefits of early patient identification and treatment.”

Mr. Olafsson added, “In Specialty Generics, we closed out an exceptional year, with double-digit net sales growth driven by rising demand and our ability to consistently and reliably deliver high-quality products. As we move through 2025 and beyond, we will continue to advance our strategic priorities as we build toward long-term sustainable growth and value creation for all our stakeholders.”

Fourth Quarter 2024 Financial Results

Mallinckrodt’s net sales in the fourth quarter of 2024 were $492.1 million, as compared to $469.3 million in the fourth quarter of 2023. This reflects 4.9% growth on a reported basis and 4.8% growth on a constant currency basis.

The Company’s Specialty Brands segment reported net sales of $265.6 million, as compared to $270.7 million in the fourth quarter of 2023. This 1.9% decrease includes the impact of the Therakos® sale. Excluding Therakos, Specialty Brands net sales grew by 8.9%, driven by growth in Acthar Gel and uptake in SelfJect and Terlivaz.

Mallinckrodt’s Specialty Generics segment reported net sales of $226.5 million, as compared to $198.6 million in the fourth quarter of 2023. This 14.0% growth was driven by the Company’s established track record as a reliable and consistent producer of high-quality products amidst market shortages due to quality and other disruptions, in both the finished dosage products and Controlled Substances active pharmaceutical ingredient (API) businesses, partially offset by a decline in the Acetaminophen (APAP) business as a result of overall softening of the market.

The Company’s net income for the fourth quarter was $612.8 million, a 41.8% decrease as compared to net income of $1.05 billion in the fourth quarter of 2023.

1 As a result of emerging from Chapter 11, the year ended December 27, 2024 (“fiscal 2024”) and the period November 15, 2023 through December 29, 2023 reflect the Successor periods, while the period December 31, 2022 through, and including, November 14, 2023 reflects the Predecessor period. The combined periods of December 31, 2022 through November 14, 2023 (Predecessor) and November 15, 2023 through December 29, 2023 (Successor) are referred to herein as “fiscal 2023.” Please see “Predecessor and Successor Periods” below for further information.

Mallinckrodt’s Adjusted EBITDA in the fourth quarter was $124.2 million, essentially flat compared to $123.8 million in the fourth quarter of 2023. This stability was driven by strength in both the Specialty Generics segment and Acthar Gel, largely offset by approximately $9.0 million of transaction-related compensation expenses related to the sale of Therakos, the impact of the Therakos transaction, incremental commercial investments for Acthar Gel and Terlivaz, and the impact of nitric oxide competition in the U.S.

Gross profit as a percentage of net sales was 50.2% for the fourth quarter, as compared to 17.2% for the fourth quarter of 2023. Adjusted gross profit as a percentage of net sales was 63.0% for the fourth quarter, as compared to 62.3% for the fourth quarter of 2023.

Mallinckrodt's cash balance at the end of the fourth quarter of 2024 was $382.6 million. Total outstanding principal debt was $865.6 million, a reduction of 47% compared to the end of 2023, and outstanding net debt was $492.1 million, a reduction of approximately 64% compared to the end of 2023.

Fiscal Year 2024 Results1

Mallinckrodt’s net sales were $1.98 billion, an increase of 6.1% compared to $1.87 billion in fiscal 2023.

Full-year net sales in the Specialty Brands segment were $1.08 billion in fiscal 2024, essentially flat compared to $1.09 billion in fiscal 2023. Excluding Therakos, Specialty Brands net sales grew 1.4%. Full-year net sales in the Specialty Generics segment were $896.3 million, an increase of 15.4% compared to $776.9 million in fiscal 2023 reflecting the factors discussed above.

The Company recorded net income of $477.9 million in fiscal 2024, a substantial improvement as compared to a net loss of $1.67 billion in fiscal 2023.

Mallinckrodt's Adjusted EBITDA was $603.7 million in fiscal 2024, an increase of 5.6% compared to $571.9 million in fiscal 2023. Excluding the impact of the Therakos business, Adjusted EBITDA grew by 12.9%.

Business Segment Updates & Outlook

Specialty Brands

Acthar Gel net sales were $138.8 million in the fourth quarter, an increase of 33.0% versus the prior year period, and $485.7 million for the full year, an increase of 14.2%. Growth in the fourth quarter was driven by the successful launch of SelfJect, which accounted for more than 70% of new Acthar Gel prescriptions, as well as prescriber enthusiasm and patient demand. The Company expects Acthar Gel to continue its momentum and grow in the low-single digits in 2025.

Terlivaz net sales were $6.1 million in the fourth quarter, up from $5.6 million in the same period last year, and $24.7 million for the full year, up from $15.6 million. The Company continues to engage with healthcare providers to highlight the benefits of early patient identification and treatment initiation.

INOmax (nitric oxide) net sales were $60.8 million in the fourth quarter, down 14.0% compared to the prior year period, and full-year net sales were $261.4 million, down 13.8%, primarily due to competitive pressures in the U.S. The Company remains focused on the multi-year rollout of the INOmax EVOLVE DS delivery system and continues to believe this new offering will help stabilize the brand.

Specialty Generics

Mallinckrodt expects the Specialty Generics segment to deliver flat to low-single digit sales growth in full-year 2025, driven by the Company’s strong market position and performance in finished-dosage products, demand for Controlled Substance APIs and the Company’s differentiated position as a consistent supplier of high-quality products, moderated by softness in the APAP market, which is expected to continue.

Please see “Non-GAAP Financial Measures” included in this release for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures for the fourth quarter.

Please see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 27, 2024 filed with the U.S. Securities and Exchange Commission (SEC) for additional information.

2025 Financial Guidance

For the full-year fiscal 2025, Mallinckrodt expects:

2025 Guidance
Total Net Sales	$1.7 billion to $1.8 billion
Adjusted EBITDA	$480 million to $520 million

The Company does not provide comparable GAAP measures for its forward-looking non-GAAP guidance or a reconciliation of such measures because the reconciling items described in the definition of Adjusted EBITDA provided below are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. The variability of such items may have a significant impact on our future GAAP results.

Update on Fourth Quarter and Fiscal Year 2024 Conference Call and Webcast

Mallinckrodt will no longer host its previously planned quarterly conference call and webcast this morning. Mallinckrodt has issued a separate press release this morning in conjunction with a proposed transaction with Endo, Inc. which includes the details of a joint conference call and webcast to be held this morning. The Company has posted prepared remarks regarding its fourth quarter and fiscal year 2024 financial results on the Investor Relations section of its website at https://ir.mallinckrodt.com/.

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, and ophthalmology; neonatal respiratory critical care therapies; and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including Adjusted EBITDA, adjusted gross profit, adjusted selling, general, and administrative (“SG&A”) expenses, adjusted research and development (“R&D”) expenses, net sales growth (loss) on a constant-currency basis, and net debt, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations.

Adjusted EBITDA represents net income or loss prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income taxes; depreciation; amortization from intangible assets and right-of use asset resulting from finance leases; restructuring charges, net; non-restructuring impairment charges; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; liabilities management and separation costs; losses on debt extinguishment, net; unrealized gain or loss on equity investment; reorganization items, net; share-based compensation; fresh-start inventory related expenses; and other items identified by the Company.

Full-year 2024 adjusted EBITDA for Therakos is calculated consistently with the Company Adjusted EBITDA and also includes operating expenses allocated to the Therakos business.

Adjusted gross profit, adjusted SG&A expenses and adjusted R&D expenses represent amounts prepared in accordance with GAAP, adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, the aforementioned items in the Adjusted EBITDA paragraph. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A expenses.

Segment net sales growth (loss) on a constant-currency basis measures the change in segment net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Net debt of $492.1 million as of December 27, 2024, reflects $865.6 million in total debt principal outstanding and $9.1 million in undiscounted finance lease liabilities on a GAAP basis less $382.6 million in cash and cash equivalents (unrestricted cash) on a GAAP basis.

The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance and liquidity. In addition, the Company believes that they will be used by investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's unaudited condensed consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the Company's website.

Predecessor and Successor Periods

Mallinckrodt’s financial results presented in this press release include Successor and Predecessor periods.

The year ended December 27, 2024 and the period from November 15, 2023 through December 29, 2023 reflect the Successor periods, while the period December 31, 2022 through, and including, November 14, 2023 reflects the Predecessor period. We do not believe that reviewing the results of the Successor period in isolation would be useful in identifying trends in or reaching conclusions regarding our overall operating performance. Management believes that our key performance metrics such as net sales and segment operating income (loss) for the year ended December 27, 2024 (Successor) provide a meaningful comparison and are useful in identifying current business trends when compared to the year ended December 29, 2023 (Successor).

The Company reports its results based on a “52-53 week” year ending on the last Friday of December. The year ended December 27, 2024 (Successor) (“fiscal 2024”) and the combined periods of December 31, 2022 through November 14, 2023 (Predecessor) and November 15, 2023 through December 29, 2023 (Successor) (“fiscal 2023”) consisted of 52 weeks. The three months ended December 27, 2024 and the combined periods of September 30, 2023 through November 14, 2023 and November 15, 2023 through December 29, 2023 (“three months ended December 29, 2023”) consisted of 13 weeks.

Mallinckrodt’s results of operations as reported in its unaudited consolidated financial statements for the Successor and Predecessor periods are in accordance with GAAP. The comparison of the Predecessor and Successor periods for the periods presented here is not in accordance with GAAP. However, the Company believes that the comparison is useful for management and investors to assess Mallinckrodt’s ongoing financial and operational performance and trends.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS
Statements in this press release that are not strictly historical, including statements regarding future financial condition and operating results, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, the ongoing strategic review, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the proposed transaction with Endo; potential changes in Mallinckrodt’s business strategy and performance; Mallinckrodt’s initiative to explore a variety of potential divestiture, financing and other transactional opportunities; the exercise of contingent value rights by the Opioid Master Disbursement Trust II (the “Trust”); governmental investigations and inquiries, regulatory actions, and lawsuits, in each case related to Mallinckrodt or its officers; Mallinckrodt’s contractual and court-ordered compliance obligations that, if violated, could result in penalties; compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties following the emergence from the 2023 bankruptcy proceedings; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; any undesirable side effects caused by Mallinckrodt’s approved and investigational products, which could limit their commercial profile or result in other negative consequences; Mallinckrodt’s and its partners’ ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products, including Acthar Gel (repository corticotropin injection) SelfJect and the INOmax Evolve DS delivery system; Mallinckrodt’s ability to successfully identify or discover additional products or product candidates; Mallinckrodt’s ability to navigate price fluctuations and pressures, including the ability to achieve anticipated benefits of price increases of its products; competition; Mallinckrodt’s ability to protect intellectual property rights, including in relation to ongoing and future litigation; limited clinical trial data for Acthar Gel; the timing, expense and uncertainty associated with clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental laws and related liabilities; business development activities or other strategic transactions; attraction and retention of key personnel; the effectiveness of information technology infrastructure, including risks of external attacks or failures; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive sufficient procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers and related market disruptions; conducting business internationally; Mallinckrodt’s significant levels of intangible assets and related impairment testing; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and settlement obligation, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions contained in the agreements governing Mallinckrodt’s indebtedness and settlement obligation on Mallinckrodt’s operations, future financings and use of proceeds; Mallinckrodt’s variable rate indebtedness; Mallinckrodt's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; the impact of Irish laws; the impact on the holders of Mallinckrodt’s ordinary shares if Mallinckrodt were to cease to be a reporting company in the United States; the comparability of Mallinckrodt’s post-emergence financial results and the projections filed with the Bankruptcy Court; and the lack of comparability of Mallinckrodt’s historical financial statements and information contained in its financial statements after the adoption of fresh-start accounting following emergence from the 2023 bankruptcy proceedings.

The “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024, to be filed with the SEC, and its Quarterly Report on Form 10-Q for the quarterly periods ended March 29, 2024, June 28, 2024, September 27, 2024, and other filings with the SEC, all of which are on file with the SEC and available from the SEC’s website (www.sec.gov) and Mallinckrodt's website (www.mallinckrodt.com), identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.
CONTACTS

Investor Relations
Derek Belz
Vice President, Investor Relations
314-654-3950
derek.belz@mnk.com

Media
Michael Freitag / Aaron Palash / Aura Reinhard / Catherine Simon
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2025.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor				Predecessor
	Three Months Ended December 27, 2024	Percent of Net sales	Period from November 15, 2023 through December 29, 2023	Percent of Net sales	Period from September 30, 2023 through November 14, 2023	Percent of Net sales
Net sales	$492.1	100.0%	$243.0	100.0%	$226.3	100.0%
Cost of sales	245.1	49.8	179.1	73.7	209.4	92.5
Gross profit	247.0	50.2	63.9	26.3	16.9	7.5
Selling, general and administrative expenses	160.8	32.7	64.2	26.4	78.6	34.7
Research and development expenses	30.4	6.2	15.9	6.5	14.1	6.2
Non-restructuring impairment charges	—	—	2.6	1.1	—	—
Liabilities management and separation costs	11.7	2.4	1.4	0.6	0.4	0.2
Operating income (loss)	44.1	9.0	(20.2)	(8.3)	(76.2)	(33.7)
Interest expense	(50.8)	(10.3)	(28.3)	(11.6)	(49.5)	(21.9)
Interest income	6.8	1.4	0.9	0.4	1.9	0.8
Gain on divestiture	754.4	153.3	—	—	—	—
Loss on debt extinguishment, net	(19.7)	(4.0)	—	—	—	—
Other (expense) income, net	(5.5)	(1.1)	5.4	2.2	0.2	0.1
Reorganization items, net	—	—	(4.0)	(1.6)	428.4	189.3
Income (loss) from continuing operations before income taxes	729.3	148.2	(46.2)	(19.0)	304.8	134.7
Income tax expense (benefit)	117.5	23.9	(8.0)	(3.3)	(785.9)	(347.3)
Income (loss) from continuing operations	611.8	124.3	(38.2)	(15.7)	1,090.7	482.0
Income (loss) from discontinued operations, net of income taxes	1.0	0.2	—	—	(0.1)	—
Net income (loss)	$612.8	124.5%	$(38.2)	(15.7)%	$1,090.6	481.9%

Basic Income (loss) per share:
Income (loss) from continuing operations	$31.06		$(1.94)		$80.79
Income (loss) from discontinued operations	0.05		—		(0.01)
Net income (loss)	$31.11		$(1.94)		$80.79
Diluted Income (loss) per share:
Income (loss) from continuing operations	$30.90		$(1.94)		$80.79
Income (loss) from discontinued operations	0.05		—		(0.01)
Net Income (loss)	$30.95		$(1.94)		$80.79
Weighted-average number of shares outstanding
Basic weighted-average shares outstanding	19.7		19.7		13.5
Diluted weighted-average shares outstanding	19.8		19.7		13.5

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor
	Three Months Ended December 27, 2024
	Gross Profit	SG&A	R&D	Adjusted EBITDA
Net income	$247.0	$160.8	$30.4	612.8
Adjustments:
Interest expense, net	—	—	—	44.0
Income tax expense	—	—	—	117.5
Depreciation	8.7	(0.5)	—	9.2
Amortization	14.5	—	—	14.5
Income from discontinued operations	—	—	—	(1.0)
Change in contingent consideration fair value	—	0.4	—	(0.4)
Change in derivative assets and liabilities	—	—	—	(13.3)
Liabilities management and separation costs (1)	—	—	—	11.7
Unrealized loss on equity investment	—	—	—	18.8
Reorganization items, net	—	(2.0)	—	2.0
Share-based compensation	0.3	(3.0)	(0.1)	3.4
Fresh-start inventory-related expense (2)	39.7	—	—	39.7
Gain on divestiture (3)	—	—	—	(754.4)
Loss on debt extinguishment (4)	—	—	—	19.7
As adjusted:	$310.2	$155.7	$30.3	$124.2
(1)Represents costs included in SG&A, primarily related to expenses incurred related to professional fees and costs incurred as we explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 bankruptcy proceedings during the three months ended December 27, 2024 (Successor).
(2)Includes $39.7 million of inventory fair-value step up expense during the three months ended December 27, 2024 (Successor).
(3)Represents a gain on the Therakos divestiture of $754.4 million, comprised of the $887.6 million of initial net proceeds less the elimination of $125.5 million of net assets divested and $7.7 million in success-based professional fees.
(4)Represents $19.7 million of a net loss on extinguishment of debt, comprised of the $63.7 million payment of the makewhole premium, partially offset by a $44.0 million gain to write-off certain unamortized premiums.

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor				Predecessor				Non-GAAP Combined
	Period from November 15, 2023 through December 29, 2023				Period from September 30, 2023 through November 14, 2023				Three Months Ended December 29, 2023
	Gross Profit	SG&A	R&D	Adjusted EBITDA	Gross Profit	SG&A	R&D	Adjusted EBITDA	Adjusted EBITDA
Net income (loss)	$63.9	$64.2	$15.9	$(38.2)	$16.9	$78.6	$14.1	$1,090.6	$1,052.4
Adjustments:
Interest expense, net	—	—	—	27.4	—	—	—	47.6	75.0
Income tax benefit	—	—	—	(8.0)	—	—	—	(785.9)	(793.9)
Depreciation (1)	9.1	(0.3)	(0.2)	9.6	4.5	(0.8)	(0.3)	5.6	15.2
Amortization	16.2	—	—	16.2	61.5	—	—	61.5	77.7
Non-restructuring impairment charges (2)	1.2	—	—	3.8	44.0	—	—	44.0	47.8
Loss from discontinued operations	—	—	—	—	—	—	—	0.1	0.1
Change in contingent consideration fair value	—	0.3	—	(0.3)	—	—	—	—	(0.3)
Change in derivative assets and liabilities	—	—	—	8.4	—	—	—	—	8.4
Liabilities management and separation costs (3)	—	—	—	1.4	—	—	—	0.4	1.8
Unrealized (gain) loss on equity investment	—	—	—	(13.5)	—	—	—	1.0	(12.5)
Reorganization items, net	—	—	—	4.0	—	—	—	(428.4)	(424.4)
Share-based compensation	—	—	—	—	—	(1.1)	(0.1)	1.2	1.2
Fresh-start inventory-related expense (4)	57.5	—	—	57.5	17.8	—	—	17.8	75.3
As adjusted:	$147.9	$64.2	$15.7	$68.3	$144.7	$76.7	$13.7	$55.5	$123.8
(1)Includes $4.2 million of accelerated depreciation in cost of sales a during the period from November 15, 2023 through December 29, 2023 (Successor).
(2)Includes $3.8 million of impairment charges on StrataGraft® assets during the period from November 15, 2023 through December 29, 2023 (Successor) and a $44.0 million Acthar Gel inventory write-down to net realizable value during the period from September 30, 2023 through November 14, 2023 (Predecessor).
(3)Represents costs primarily related to expenses incurred related to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence from the respective bankruptcy proceedings.
(4)Includes $58.5 million and $17.8 million of inventory fair-value step up expense during the period from November 15, 2023 through December 29, 2023 (Successor) and the period from September 30, 2023 through November 14, 2023 (Predecessor), respectively. Also includes $1.0 million of fresh-start inventory-related gain during the period from November 15, 2023 through December 29, 2023 (Successor).

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor
	Three Months Ended December 27, 2024
	Specialty Brands	Specialty Generics	Total
Net sales	$265.6	$226.5	$492.1
Cost of sales (1)	100.9	139.4	240.3
Selling, general and administrative expenses	77.1	29.4	106.5
Research and development expenses	13.2	7.1	20.3
Segment operating income	$74.4	$50.6	$125.0
Corporate and unallocated expenses - Cost of sales (4)			4.8
Corporate and unallocated expenses - Selling, general and administrative expenses (4)			54.3
Corporate and unallocated expenses - Research and development expenses (4)			10.1
Liabilities management and separation costs (5)			11.7
Operating income			$44.1

Depreciation and amortization	$12.7	$10.7

	Successor
	Period from November 15, 2023 through December 29, 2023
	Specialty Brands	Specialty Generics	Total
Net sales	$139.8	$103.2	$243.0
Cost of sales (1)	83.6	94.1	177.7
Selling, general and administrative expenses	35.2	9.8	45.0
Research and development expenses	6.8	3.9	10.7
Non-restructuring impairment charges (3)	2.6	—	2.6
Segment operating income (loss)	$11.6	$(4.6)	$7.0
Corporate and unallocated expenses - Cost of sales (4)			1.4
Corporate and unallocated expenses - Selling, general and administrative expenses (4)			19.2
Corporate and unallocated expenses - Research and development expenses (4)			5.2
Liabilities management and separation costs (5)			1.4
Operating loss			$(20.2)

Depreciation and amortization	$15.2	$10.4

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Predecessor
	Period from September 30, 2023 through November 14, 2023
	Specialty Brands	Specialty Generics	Total
Net sales	$130.9	$95.4	$226.3
Cost of sales (1) (2)	146.4	60.4	206.8
Selling, general and administrative expenses	33.5	11.9	45.4
Research and development expenses	4.8	3.7	8.5
Segment operating (loss) income	$(53.8)	$19.4	$(34.4)
Corporate and unallocated expenses - Cost of sales (4)			2.6
Corporate and unallocated expenses - Selling, general and administrative expenses (4)			33.2
Corporate and unallocated expenses - Research and development expenses (4)			5.6
Liabilities management and separation costs (5)			0.4
Operating loss			$(76.2)

Depreciation and amortization	$61.5	$4.9
(1)Includes $39.7 million, $40.5 million and $17.8 million of inventory fair-value step-up expense within the Specialty Brands segment during the year ended December 27, 2024 (Successor), the period from November 2023 through December 29, 2023 (Successor), and the period from December 31, 2022 through November 14, 2023 (Predecessor), respectively. Includes $18.0 million of inventory fair-value step-up expense within the Specialty Generics segment during the period from November 2023 through December 29, 2023 (Successor).
(2)Includes $44.0 million of Acthar Gel inventory write-down to net realizable value during the period from December 31, 2022 through November 14, 2023 (Predecessor).
(3)Includes $2.6 million of impairment charges of StrataGraft long-lived assets within the Specialty Brands segment during the period from November 15, 2023 through December 29, 2023 (Successor).
(4)Includes certain compensation, information technology, legal, environmental and other costs not charged to the Company’s reportable segments.
(5)Represents costs primarily related to professional fees incurred as the Company explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 Bankruptcy Proceedings and professional fees incurred by the Company (including where the Company are responsible for the fees of third parties, including pursuant to the forbearance agreements related to certain of the Company’s former debt obligations) and costs incurred in connection with the Company’s evaluation of its financial situation and related discussions with its stakeholders prior to the commencement of the 2023 Chapter 11 Cases. As of the 2023 Petition Date, professional fees directly related to the 2023 Bankruptcy Proceedings that were previously reflected as liabilities management and separation costs were classified as reorganization items, net until the 2023 Effective Date.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor		Predecessor
	Three Months Ended December 27, 2024	Period from November 15, 2023 through December 29, 2023	Period from September 30, 2023 through November 14, 2023
Specialty Brands	$265.6	$139.8	$130.9
Specialty Generics	226.5	103.2	95.4
Net sales	$492.1	$243.0	$226.3

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Non-GAAP Combined	Non-GAAP Measure
	Three Months Ended December 27, 2024	Three Months Ended December 29, 2023	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$265.6	$270.7	(1.9)%	0.1%	(2.0)%
Specialty Generics	226.5	198.6	14.0	—	14.0
Net sales	$492.1	$469.3	4.9%	0.1%	4.8%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor		Predecessor
	Three Months Ended December 27, 2024	Period from November 15, 2023 through December 29, 2023	Period from September 30, 2023 through November 14, 2023
Specialty Brands
Acthar Gel	$138.8	$57.0	$47.4
INOmax	60.8	35.3	35.4
Therakos (1)	48.6	39.1	32.4
Amitiza	9.4	5.0	10.6
Terlivaz	6.1	2.3	3.3
Other	1.9	1.1	1.8
Specialty Brands	265.6	139.8	130.9

Specialty Generics
Opioids	86.9	31.6	30.5
ADHD	51.4	13.5	18.5
Addiction treatment	20.8	10.5	8.8
Other	2.1	1.6	0.6
Generics	161.2	57.2	58.4
Controlled substances	22.2	11.6	14.1
APAP	38.8	32.5	21.2
Other	4.3	1.9	1.7
API	65.3	46.0	37.0
Specialty Generics	226.5	103.2	95.4
Net sales	$492.1	$243.0	$226.3
(1)On November 29, 2024, the Company completed the sale of the Therakos business. As result, there were two months of Therakos net sales during the three months ended December 27, 2024 compared to three months of Therakos net sales during the three months ended December 29, 2023. Excluding Therakos, Specialty Brands net sales were $217.0 million, $100.7 million, and $98.5 million for the three months ended December 27, 2024 (Successor), the period from November 15, 2023 through December 29, 2023 (Successor), and the period from September 30, 2023 through November 14, 2023 (Predecessor), respectively.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Non-GAAP Combined	Non-GAAP Measure
	Three Months Ended December 27, 2024	Three Months Ended December 29, 2023	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$138.8	$104.4	33.0%	—%	33.0%
INOmax	60.8	70.7	(14.0)	—	(14.0)
Therakos (1)	48.6	71.5	(32.0)	0.4	(32.4)
Amitiza	9.4	15.6	(39.7)	—	(39.7)
Terlivaz	6.1	5.6	8.9	—	8.9
Other	1.9	2.9	(34.5)	0.2	(34.7)
Specialty Brands	265.6	270.7	(1.9)	0.1	(2.0)

Specialty Generics
Opioids	86.9	62.1	39.9	—	39.9
ADHD	51.4	32.0	60.6	—	60.6
Addiction treatment	20.8	19.3	7.8	(0.1)	7.9
Other	2.1	2.2	(4.5)	—	(4.5)
Generics	161.2	115.6	39.4	—	39.4
Controlled substances	22.2	25.7	(13.6)	—	(13.6)
APAP	38.8	53.7	(27.7)	—	(27.7)
Other	4.3	3.6	19.4	—	19.4
API	65.3	83.0	(21.3)	—	(21.3)
Specialty Generics	226.5	198.6	14.0	—	14.0
Net sales	$492.1	$469.3	4.9%	0.1%	4.8%
(1)On November 29, 2024, the Company completed the sale of the Therakos business. As result, there were two months of Therakos net sales during the three months ended December 27, 2024 compared to three months of Therakos net sales during the three months ended December 29, 2023. Excluding Therakos, Specialty Brands net sales were $217.0 million and $199.2 million for the three months ended December 27, 2024 and December 29, 2023, respectively.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor				Predecessor
	Year Ended December 27, 2024		Period from November 15, 2023 through December 29, 2023		Period from December 31, 2022 through November 14, 2023
		Percent of Net sales		Percent of Net sales		Percent of Net sales
Net sales	$1,979.7	100.0%	$243.0	100.0%	$1,622.9	100.0%
Cost of sales	1,152.6	58.2	179.1	73.7	1,300.5	80.1%
Gross profit	827.1	41.8	63.9	26.3	322.4	19.9%
Selling, general and administrative expenses	566.8	28.6	64.2	26.4	448.2	27.6%
Research and development expenses	115.7	5.8	15.9	6.5	97.1	6.0%
Restructuring charges, net	10.5	0.5	—	—	0.9	0.1%
Non-restructuring impairment charges	—	—	2.6	1.1	135.9	8.4%
Liabilities management and separation costs	43.9	2.2	1.4	0.6	157.7	9.7%
Operating income (loss)	90.2	4.6	(20.2)	(8.3)	(517.4)	(31.9)%
Interest expense	(228.3)	(11.5)	(28.3)	(11.6)	(507.2)	(31.3)%
Interest income	27.0	1.4	0.9	0.4	14.7	0.9%
Gain on divestiture	754.4	38.1	—	—	—	—%
Loss on debt extinguishment, net	(19.7)	(1.0)	—	—	—	—%
Other (expense) income, net	(9.1)	(0.5)	5.4	2.2	(6.5)	(0.4)%
Reorganization items, net	—	—	(4.0)	(1.6)	(892.7)	(55.0)%
Income (loss) from continuing operations before income taxes	614.5	31.0	(46.2)	(19.0)	(1,909.1)	(117.6)%
Income tax expense (benefit)	137.9	7.0	(8.0)	(3.3)	(277.8)	(17.1)%
Income (loss) from continuing operations	476.6	24.1	(38.2)	(15.7)	(1,631.3)	(100.5)%
Income from discontinued operations, net of income taxes	1.3	0.1	—	—	—	—%
Net income (loss)	$477.9	24.1%	$(38.2)	(15.7)	$(1,631.3)	(100.5)%

Basic Income (loss) per share:
Income (loss) from continuing operations	$24.20		$(1.94)		$(122.75)
Income (loss) from discontinued operations	0.07		—		—
Net Income (loss)	$24.26		$(1.94)		$(122.75)
Diluted Income (loss) per share:
Income (loss) from continuing operations	$24.11		$(1.94)		$(122.75)
Income (loss) from discontinued operations	0.07		—		—
Net Income (loss)	$24.17		$(1.94)		$(122.75)
Weighted-average number of shares outstanding:
Basic	19.7		19.7		13.3
Diluted	19.8		19.7		13.3

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor
	Year ended December 27, 2024
	Gross Profit	SG&A	R&D	Adjusted EBITDA
Net Income	$827.1	$566.8	$115.7	$477.9
Adjustments:
Interest expense, net	—	—	—	201.3
Income tax expense	—	—	—	137.9
Depreciation	33.6	(1.9)	(0.9)	36.4
Amortization	80.8	—	—	80.8
Restructuring charges, net	—	2.5	—	8.0
Income from discontinued operations	—	—	—	(1.3)
Change in contingent consideration fair value	—	(2.8)	—	2.8
Change in derivative assets and liabilities fair value	—	—	—	(7.4)
Liabilities management and separation costs (1)	—	—	—	43.9
Unrealized loss on equity investment	—	—	—	17.4
Reorganization items, net (2)	—	(6.5)	—	6.5
Share-based compensation	0.4	(6.6)	(0.2)	7.2
Fresh-start inventory-related expense (3)	333.4	—	—	333.4
Bad debt expense - customer bankruptcy	—	6.4	—	(6.4)
Gain on divestiture (4)	—	—	—	(754.4)
Loss on debt extinguishment, net (5)	—	—	—	19.7
As adjusted:	$1,275.3	$557.9	$114.6	$603.7
(1)Represents costs included in SG&A, primarily related to expenses incurred related to professional fees and costs incurred as we explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 bankruptcy proceedings during the year ended December 27, 2024 (Successor).
(2)As of December 30, 2023, professional fees directly related to the 2023 bankruptcy proceedings that were previously reflected as reorganization items, net, are classified within SG&A expenses.
(3)Represents $335.9 million of inventory step-up amortization and $2.5 million of fresh-start inventory-related income during the year ended December 27, 2024 (Successor).
(4)Represents a gain on the Therakos divestiture of $754.4 million, comprised of the $887.6 million of initial net proceeds less the elimination of $125.5 million of net assets divested and $7.7 million in success-based professional fees.
(5)Represents $19.7 million of a net loss on extinguishment of debt, comprised of the $63.7 million payment of the makewhole premium, offset by a $44.0 million gain to write-off certain unamortized premiums.

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor				Predecessor				Non-GAAP Combined
	Period from November 15, 2023 through December 29, 2023				Period from December 31, 2022 through November 14, 2023				Fiscal Year Ended December 29, 2023
	Gross Profit	SG&A	R&D	Adjusted EBITDA	Gross Profit	SG&A	R&D	Adjusted EBITDA	Adjusted EBITDA
Net loss	$63.9	$64.2	$15.9	$(38.2)	$322.4	$448.2	$97.1	$(1,631.3)	$(1,669.5)
Adjustments:
Interest expense, net	—	—	—	27.4	—	—	—	492.5	519.9
Income tax benefit	—	—	—	(8.0)	—	—	—	(277.8)	(285.8)
Depreciation (1)	9.1	(0.3)	(0.2)	9.6	32.4	(6.5)	(1.8)	40.7	50.3
Amortization	16.2	—	—	16.2	449.6	—	—	449.6	465.8
Restructuring charges, net	—	—	—	—	—	—	—	0.9	0.9
Non-restructuring impairment charges (2)	1.2	—	—	3.8	44.0	—	—	179.9	183.7
Change in contingent consideration fair value	—	0.3	—	(0.3)	—	7.3	—	(7.3)	(7.6)
Change in derivative assets and liabilities fair value	—	—	—	8.4	—	—	—	—	8.4
Liabilities management and separation costs (3)	—	—	—	1.4	—	—	—	157.7	159.1
Unrealized (gain) loss on equity investment	—	—	—	(13.5)	—	—	—	10.1	(3.4)
Reorganization items, net	—	—	—	4.0	—	—	—	892.7	896.7
Share-based compensation	—	—	—	—	—	(8.5)	(0.4)	8.9	8.9
Fresh-start inventory-related expense (4)	57.5	—	—	57.5	187.0	—	—	187.0	244.5
As adjusted:	$147.9	$64.2	$15.7	$68.3	$1,035.4	$440.5	$94.9	$503.6	$571.9
(1)Includes $4.2 million of accelerated depreciation in cost of sales a during the period November 15, 2023 through December 29, 2023 (Successor). Includes $0.8 million of accelerated depreciation in SG&A related to restructuring charges incurred during the period December 31, 2022 through November 14, 2023 (Predecessor).
(2)Includes $135.9 million impairment charges on intangible assets during the period December 31, 2022 through November 14, 2023 (Predecessor), a $44.0 million Acthar Gel inventory write-down to net realizable value during the period December 31, 2022 through November 14, 2023 (Predecessor), and $3.8 million of impairment charges on StrataGraft assets during the period November 15, 2023 through December 29, 2023 (Successor).
(3)Represents costs during the Successor period primarily related to expenses incurred related to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 Bankruptcy Proceedings. Represents costs during the Predecessor period primarily related to professional fees incurred by the Company (including where the Company is responsible for the fees of third parties) in connection with its evaluation of its financial situation and related discussions with its stakeholders prior to the commencement of the 2023 Chapter 11 Cases, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence from the 2020 Bankruptcy Proceedings. As of the 2023 Petition Date, professional fees directly related to the 2023 Bankruptcy Proceedings that were previously reflected as liabilities management and separation costs were classified on a go-forward basis as reorganization items, net.
(4)Includes $58.5 million and $187.0 million of inventory fair-value step up expense during the period from November 15, 2023 through December 29, 2023 (Successor) and December 31, 2022 through November 14, 2023 (Predecessor), respectively. Also includes $1.0 million of fresh-start inventory-related gain during the period from November 15, 2023 through December 29, 2023 (Successor).

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor				Non-GAAP Combined
	Year Ended December 27, 2024				Fiscal Year Ended December 29, 2023
	Gross Profit	SG&A	R&D	Adjusted EBITDA	Gross Profit	SG&A	R&D	Adjusted EBITDA
Net Income (loss)	$827.1	$566.8	$115.7	$477.9	$386.3	$512.4	$113.0	$(1,669.5)
Adjustments:
Interest expense, net	—	—	—	201.3	—	—	—	519.9
Income tax expense (benefit)	—	—	—	137.9	—	—	—	(285.8)
Depreciation (1)	33.6	(1.9)	(0.9)	36.4	41.5	(6.8)	(2.0)	50.3
Amortization	80.8	—	—	80.8	465.8	—	—	465.8
Restructuring charges, net	—	2.5	—	8.0	—	—	—	0.9
Non-restructuring impairment charges (2)	—	—	—	—	45.2	—	—	183.7
Income from discontinued operations	—	—	—	(1.3)	—	—	—	—
Change in contingent consideration fair value	—	(2.8)	—	2.8	—	7.6	—	(7.6)
Change in derivative assets and liabilities fair value	—	—	—	(7.4)	—	—	—	8.4
Liabilities management and separation costs (3)	—	—	—	43.9	—	—	—	159.1
Unrealized loss (gain) on equity investment	—	—	—	17.4	—	—	—	(3.4)
Reorganization items, net (4)	—	(6.5)	—	6.5	—	—	—	896.7
Share-based compensation	0.4	(6.6)	(0.2)	7.2	—	(8.5)	(0.4)	8.9
Fresh-start inventory-related expense (7)	333.4	—	—	333.4	244.5	—	—	244.5
Bad debt expense - customer bankruptcy	—	6.4	—	(6.4)	—	—	—	—
Gain on divestiture (5)	—	—	—	(754.4)	—	—	—	—
Loss on debt extinguishment, net (6)	—	—	—	19.7	—	—	—	—
As adjusted:	$1,275.3	$557.9	$114.6	$603.7	$1,183.3	$504.7	$110.6	$571.9
(1)Includes $4.2 million of accelerated depreciation in cost of sales and $0.8 million of accelerated depreciation in SG&A related to restructuring charges incurred during fiscal 2023.
(2)Includes $135.9 million impairment charges on intangible assets, a $44.0 million Acthar inventory write-down to net realizable value and $3.8 million of impairment charges on StrataGraft assets during fiscal 2023.
(3)Represents costs included in SG&A, primarily related to expenses incurred related to professional fees and costs incurred as we explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 bankruptcy proceedings during the year ended December 27, 2024 (Successor), as well as professional fees incurred by the Company (including where the Company is responsible for the fees of third parties, including pursuant to the forbearance agreements related to certain of the Company’s former debt obligations) in connection with its pre-bankruptcy evaluation of its financial situation and related discussions with its stakeholders and professional fees and costs incurred as the Company explored potential sales of non-core assets to enable further deleveraging post-emergence from the Chapter 11 cases in 2022 during the year ended December 29, 2023. As of the 2023 Petition Date, professional fees directly related to the 2023 Bankruptcy Proceedings that were previously reflected as liabilities management and separation costs were classified on a go-forward basis as reorganization items, net.
(4)As of December 30, 2023, professional fees directly related to the 2023 bankruptcy proceedings that were previously reflected as reorganization items, net, are classified within SG&A expenses.
(5)Represents a gain on the Therakos divestiture of $754.4 million, comprised of the $887.6 million of initial net proceeds less the elimination of $125.5 million of net assets divested and $7.7 million in success-based professional fees.
(6)Represents $19.7 million of a net loss on extinguishment of debt, comprised of the $63.7 million payment of the makewhole premium, offset by a $44.0 million gain to write-off certain unamortized premiums.
(7)Includes $335.9 million and $245.5 million of inventory fair-value step up expense during fiscal 2024 and 2023, respectively. Also includes $2.5 million and $1.0 million of fresh-start inventory-related gain during fiscal 2024 and 2023, respectively.

MALLINCKRODT PLC
CONSOLIDATED ADJUSTED EBITDA GROWTH
(unaudited, in millions)

	Successor		Predecessor	Non-GAAP Combined
	Year Ended December 27, 2024	Period from November 15, 2023 through December 29, 2023	Period from December 31, 2022 through November 14, 2023	Fiscal Year Ended December 29, 2023
Therakos income (loss) from continuing operations before income taxes (1)	$66.7	$5.1	$(27.4)	$(22.3)
Adjustments:
Depreciation	0.2	0.1	1.5	1.6
Amortization	16.1	4.6	142.7	147.3
Fresh-start inventory-related expense	66.3	13.0	30.1	43.1
Additional Allocated Operating Costs - Therakos (2)	(10.0)	(1.7)	(7.4)	(9.1)
Adjusted EBITDA - Therakos Business	$139.3	$21.1	$139.5	$160.6

Total Company Adjusted EBITDA	$603.7	$68.3	$503.6	$571.9
Adjusted EBITDA - Therakos Business	(139.3)	(21.1)	(139.5)	(160.6)
Total Company Adjusted EBITDA without Therakos Business	$464.4	$47.2	$364.1	$411.3

Total Company Adjusted EBITDA Growth without Therakos Business	12.9%
(1)Income (loss) from continuing operations before income taxes for the Therakos business was calculated in accordance with Accounting Standard Codification 360, Property, Plant and Equipment through the divestiture date of November 29, 2024, as disclosed in Note 5 to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2024 (Successor) (“Note 5”). As explained in Note 5, management excludes from income (loss) from continuing operations before income taxes certain amounts that it considers to be non-recurring or non-operational. These items may include, but are not limited to, corporate and unallocated expenses and liabilities management and separation costs.
(2)Represents the allocation of additional operating costs attributable to the Therakos business in each period.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor
	Year Ended December 27, 2024
	Specialty Brands	Specialty Generics	Total
Net sales	$1,083.4	$896.3	$1,979.7
Cost of sales (1)	529.0	607.9	1,136.9
Selling, general and administrative expenses	266.1	91.7	357.8
Research and development expenses	49.4	26.4	75.8
Restructuring charges, net	10.5	—	10.5
Segment operating income	$228.4	$170.3	$398.7
Corporate and unallocated expenses - Cost of sales (4)			15.7
Corporate and unallocated expenses - Selling, general and administrative expenses (4)			209.0
Corporate and unallocated expenses - Research and development expenses (4)			39.9
Liabilities management and separation costs (5)			43.9
Operating income			$90.2

Depreciation and amortization	$72.8	$43.2

	Successor
	Period from November 15, 2023 through December 29, 2023
	Specialty Brands	Specialty Generics	Total
Net sales	$139.8	$103.2	$243.0
Cost of sales (1)	83.6	94.1	177.7
Selling, general and administrative expenses	35.2	9.8	45.0
Research and development expenses	6.8	3.9	10.7
Non-restructuring impairment charges (3)	2.6	—	2.6
Segment operating income (loss)	$11.6	$(4.6)	$7.0
Corporate and unallocated expenses - Cost of sales (4)			1.4
Corporate and unallocated expenses - Selling, general and administrative expenses (4)			19.2
Corporate and unallocated expenses - Research and development expenses (4)			5.2
Liabilities management and separation costs (5)			1.4
Operating loss			$(20.2)

Depreciation and amortization	$15.2	$10.4

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Predecessor
	Period from December 31, 2022 through November 14, 2023
	Specialty Brands	Specialty Generics	Total
Net sales	$949.2	$673.7	$1,622.9
Cost of sales (1) (2)	836.1	452.6	1,288.7
Selling, general and administrative expenses	214.6	75.2	289.8
Research and development expenses	40.4	22.5	62.9
Non-restructuring impairment charges (3)	50.1	85.8	135.9
Segment operating (loss) income	$(192.0)	$37.6	$(154.4)
Corporate and unallocated expenses - Cost of sales (4)			11.8
Corporate and unallocated expenses - Selling, general and administrative expenses (4)			158.4
Corporate and unallocated expenses - Research and development expenses (4)			34.2
Corporate and unallocated expenses - Restructuring charges, net (4)			0.9
Liabilities management and separation costs (5)			157.7
Operating loss			$(517.4)

Depreciation and amortization	$451.6	$32.4
(1)Includes $250.9 million, $40.5 million and $165.0 million of inventory fair-value step-up expense within the Specialty Brands segment during the year ended December 27, 2024 (Successor), the period from November 2023 through December 29, 2023 (Successor), and the period from December 31, 2022 through November 14, 2023 (Predecessor), respectively. Includes $85.0 million, $18.0 million and $22.0 million of inventory fair-value step-up expense within the Specialty Generics segment during the year ended December 27, 2024 (Successor), the period from November 2023 through December 29, 2023 (Successor), and the period from December 31, 2022 through November 14, 2023 (Predecessor), respectively.
(2)Includes $44.0 million of Acthar Gel inventory write-down to net realizable value during the period December 31, 2022 through November 14, 2023 (Predecessor).
(3)Includes $2.6 million of impairment charges of StrataGraft long-lived assets within the Specialty Brands segment during the period November 15, 2023 through December 29, 2023 (Successor), and $50.1 million of impairment of the StrataGraft intangible asset within the Specialty Brands segment and $85.8 million of impairment of certain IPR&D assets within our Specialty Generics segment during the period from December 31, 2022 through November 13, 2023 (Predecessor)
(4)Includes certain compensation, information technology, legal, environmental and other costs not charged to the Company’s reportable segments.
(5)Represents costs primarily related to professional fees incurred as the Company explored potential sales of non-core assets to enable further deleveraging post-emergence from the 2023 Bankruptcy Proceedings and professional fees incurred by the Company (including where the Company are responsible for the fees of third parties, including pursuant to the forbearance agreements related to certain of the Company’s former debt obligations) and costs incurred in connection with the Company’s evaluation of its financial situation and related discussions with its stakeholders prior to the commencement of the 2023 Chapter 11 Cases. As of the 2023 Petition Date, professional fees directly related to the 2023 Bankruptcy Proceedings that were previously reflected as liabilities management and separation costs were classified as reorganization items, net until the 2023 Effective Date.

MALLINCKRODT PLC
SEGMENT NET SALES
(unaudited, in millions)

	Successor		Predecessor
	Year ended December 27, 2024	Period from November 15, 2023 through December 29, 2023	Period from December 31, 2022 through November 14, 2023
Specialty Brands	$1,083.4	$139.8	$949.2
Specialty Generics	896.3	103.2	673.7
Net sales	$1,979.7	$243.0	$1,622.9

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Non-GAAP Combined	Non-GAAP Measure
	Year ended December 27, 2024	Fiscal Year Ended December 29, 2023	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$1,083.4	$1,089.0	(0.5)%	—%	(0.5)%
Specialty Generics	896.3	776.9	15.4	—	15.4
Net sales	$1,979.7	$1,865.9	6.1%	—%	6.1%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Successor		Predecessor
	Year ended December 27, 2024	Period from November 15, 2023 through December 29, 2023	Period from December 31, 2022 through November 14, 2023
Specialty Brands
Acthar Gel	$485.7	$57.0	$368.3
INOmax	261.4	35.3	267.9
Therakos (1)	241.6	39.1	220.0
Amitiza	62.9	5.0	72.0
Terlivaz	24.7	2.3	13.3
Other	7.1	1.1	7.7
Specialty Brands	1,083.4	139.8	949.2

Specialty Generics
Opioids	349.9	31.6	230.7
ADHD	166.2	13.5	101.4
Addiction treatment	75.3	10.5	55.6
Other	8.1	1.6	8.2
Generics	599.5	57.2	395.9
Controlled substances	98.7	11.6	75.5
APAP	177.8	32.5	184.8
Other	20.3	1.9	17.5
API	296.8	46.0	277.8
Specialty Generics	896.3	103.2	673.7
Net sales	$1,979.7	$243.0	$1,622.9
(1)On November 29, 2024, the Company completed the sale of the Therakos business. As result, there were eleven months of Therakos net sales during fiscal 2024 compared to twelve months of Therakos net sales during fiscal 2023. Excluding Therakos, Specialty Brands net sales were $841.8 million, $100.7 million, $729.2 million, for fiscal 2024, the period from November 15, 2023 through December 29, 2023 (Successor), and the period from December 31, 2022 through November 14, 2023 (Predecessor), respectively.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Successor	Non-GAAP Combined	Non-GAAP Measures
	Year ended December 27, 2024	Fiscal Year Ended December 29, 2023	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$485.7	$425.3	14.2%	—%	14.2%
INOmax	261.4	303.2	(13.8)	—	(13.8)
Therakos (1)	241.6	259.1	(6.8)	0.2	(7.0)
Amitiza	62.9	77.0	(18.3)	—	(18.3)
Terlivaz	24.7	15.6	58.3	—	58.3
Other	7.1	8.8	(19.3)	(3.2)	(16.1)
Specialty Brands	1,083.4	1,089.0	(0.5)	—	(0.5)

Specialty Generics
Opioids	349.9	262.3	33.4	—	33.4
ADHD	166.2	114.9	44.6	—	44.6
Addiction treatment	75.3	66.1	13.9	(0.1)	14.0
Other	8.1	9.8	(17.3)	—	(17.3)
Generics	599.5	453.1	32.3	—	32.3
Controlled substances	98.7	87.1	13.3	—	13.3
APAP	177.8	217.3	(18.2)	—	(18.2)
Other	20.3	19.4	4.6	—	4.6
API	296.8	323.8	(8.3)	—	(8.3)
Specialty Generics	896.3	776.9	15.4	—	15.4
Net sales	$1,979.7	$1,865.9	6.1%	—%	6.1%

(1)On November 29, 2024, the Company completed the sale of the Therakos business. As result, there were eleven months of Therakos net sales during fiscal 2024 compared to twelve months of Therakos net sales during fiscal 2023. Excluding Therakos, Specialty Brands net sales were $841.8 million and $829.9 million for fiscal 2024 and fiscal 2023, respectively.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except share data)

	Successor
	December 27, 2024	December 29, 2023
Assets
Current Assets:
Cash and cash equivalents	$382.6	$262.7
Accounts receivable, net	395.3	377.5
Inventories	664.9	982.7
Prepaid expenses and other current assets	186.3	138.9
Total current assets	1,629.1	1,761.8
Property, plant and equipment, net	390.6	321.7
Intangible assets, net	419.4	608.4
Deferred income taxes	651.8	801.0
Other assets	211.7	240.7
Total Assets	$3,302.6	$3,733.6

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$3.9	$6.5
Accounts payable	57.8	100.4
Accrued payroll and payroll-related costs	108.1	82.8
Accrued interest	9.2	20.1
Acthar Gel-Related Settlement liability	21.3	21.5
Accrued and other current liabilities	231.1	269.9
Total current liabilities	431.4	501.2
Long-term debt	909.5	1,755.9
Acthar Gel-Related Settlement liability	126.5	128.5
Pension and postretirement benefits	26.5	40.6
Environmental liabilities	34.3	35.1
Other income tax liabilities	25.7	19.6
Other liabilities	102.9	92.5
Total Liabilities	1,656.8	2,573.4
Shareholders' Equity:
Ordinary A shares, €1.00 par value, 25,000 authorized; none issued or outstanding	—	—
Ordinary shares, $0.01 par value, 500,000,000 authorized; 19,696,335 issued and outstanding	0.2	0.2
Additional paid-in capital	1,199.8	1,194.6
Accumulated other comprehensive income	6.1	3.6
Retained earnings (deficit)	439.7	(38.2)
Total Shareholders' Equity	1,645.8	1,160.2
Total Liabilities and Shareholders' Equity	$3,302.6	$3,733.6

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Successor		Predecessor
	Year ended December 27, 2024	Period from November 15, 2023 through December 29, 2023	Period from December 31, 2022 through November 14, 2023
Cash Flows From Operating Activities:
Net Income (loss)	$477.9	$(38.2)	$(1,631.3)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	117.2	25.8	490.3
Share-based compensation	7.2	—	8.9
Deferred income taxes	158.1	(6.6)	(319.2)
Non-cash impairment charges	—	3.8	179.9
Gain on divestiture	(754.4)	—	—
Loss on debt extinguishment, net	19.7	—	—
Reorganization items, net	—	—	831.0
Non-cash (amortization) accretion expense	(4.3)	(0.7)	176.7
Other non-cash items	18.8	6.7	14.2
Changes in assets and liabilities:
Accounts receivable, net	(30.2)	88.6	(65.5)
Inventories	261.5	51.1	108.2
Accounts payable	(26.3)	25.8	(37.2)
Accrued consulting fees	(20.8)	(6.8)	25.0
Income taxes	(46.0)	(1.7)	169.3
Opioid-related litigation settlement liability	—	—	(250.0)
Acthar Gel-related settlement liability	(21.4)	—	(16.5)
Other	3.7	30.6	(95.9)
Net cash from operating activities	160.7	178.4	(412.1)
Cash Flows From Investing Activities:
Capital expenditures	(113.2)	(8.5)	(53.9)
Proceeds from divestiture, net of divested cash	876.2	—	—
Proceeds from debt and equity securities	22.6	—	—
Other	4.9	0.9	1.2
Net cash from investing activities	790.5	(7.6)	(52.7)
Cash Flows From Financing Activities:
Issuance of external debt	—	—	380.0
Repayment of external debt	(782.1)	(102.2)	(102.6)
Makewhole premium	(63.7)	—	—
Debt financing costs	—	—	(4.1)
Other	(0.6)	—	(0.1)
Net cash from financing activities	(846.4)	(102.2)	273.2
Effect of currency rate changes on cash	(2.5)	1.4	(1.7)
Net change in cash, cash equivalents and restricted cash	102.3	70.0	(193.3)
Cash, cash equivalents and restricted cash at beginning of period	343.4	273.4	466.7
Cash, cash equivalents and restricted cash at end of period	$445.7	$343.4	$273.4

Cash and cash equivalents at end of period	$382.6	$262.7	$186.7
Restricted cash included in prepaid expenses and other assets at end of period	21.5	40.8	47.0
Restricted cash included in other long-term assets at end of period	41.6	39.9	39.7
Cash, cash equivalents and restricted cash at end of period	$445.7	$343.4	$273.4